Exhibit 99.1

          Document Sciences Announces Third Quarter Financial Results



    CARLSBAD, Calif., Oct. 27 /PRNewswire-FirstCall/ -- Document Sciences Corporation (Nasdaq: DOCX) today reported a net loss of $341,180 for the quarter ended September 30, 2003 compared with net income of $551,031 for the quarter ended September 30, 2002. Net loss per share for the quarter ended September 30, 2003 was $0.09, based on 3,900,727 shares outstanding, compared with net income per share of $0.13, based on 4,199,673 diluted shares outstanding for the same quarter in 2002. Revenues for the quarter ended September 30, 2003 were $4.6 million, while revenues for the quarter ended September 30, 2002 were $6.0 million.

    For the nine months ended September 30, 2003, the company reported a net loss of $2.1 million, or $0.54 per share based on 3,883,538 shares outstanding, compared with net income of $454,048, or $0.11 per share based on 4,279,343 diluted shares outstanding, for the nine months ended September 30, 2002. Revenues for the nine months ending September 30, 2003 were $14.3 million, compared with revenues of $16.5 million for the nine months ending September 30, 2002.

    Jack McGannon, Document Sciences' President and CEO, stated that "we continue to be challenged with the introduction of our new xPression software offering during a period in which businesses are restricting outlays for new enterprise software initiatives. In response, we trimmed operating expenses to a level more in line with realities of the environment in which we are operating. Our balance sheet continues to remain strong, with $8.5 million of cash, cash equivalents and short-term investments which is virtually unchanged from the previous quarter end."

    McGannon noted several significant new xPression customers during the quarter, including Sammons Financial Group, an insurance holding company with a history of growth through acquisition; Americo Financial, a life and annuity insurance company; and Blue Cross/Blue Shield of Arkansas. Additionally, a major provider of insurance to the education industry was signed as the first customer through VeraSure(SM), a joint offering with DST Output. VeraSure(SM) represents a single-source application service provider (ASP) solution for the life, annuity, and property and casualty insurance sectors.


    This press release contains "forward-looking" statements about our financial results and estimates, business prospects, and products that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially include, among others, the following: (i) changes in our stock price; (ii) changes in our operating results; (iii) the market for document automation software; (iv) continued expansion of our professional services; (v) market acceptance of our existing products and introduction of new products and enhancements to existing products; (vi) maintaining our relationships with Xerox; (vii) changes in general economic and business conditions and/or other risks detailed from time-to-time in our SEC reports, including the report on Form 10-K for the fiscal year ended December 31, 2002. We do not undertake, and specifically disclaim, any obligation to update forward-looking statements.



                          DOCUMENT SCIENCES CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                            September 30,     December 31,
                                                2003             2002
                                            (Unaudited)
    ASSETS
    Current assets:
      Cash and cash equivalents              $2,354,342      $2,284,367
      Short-term investments                  6,112,899       6,294,838
      Accounts receivable, net                4,117,482       7,223,750
      Due from affiliates                     1,481,072       1,242,196
      Unbilled revenue                           16,506         161,159
      Other current assets                      818,416         756,268
        Total current assets                 14,900,717      17,962,578
    Property and equipment, net                 744,520         781,874
    Computer software costs, net              2,221,524       1,518,102
    Goodwill, net                               724,615         724,615
    Other assets                                197,309         197,497
        Total assets                        $18,788,685     $21,184,666

    LIABILITIES
    Current liabilities:
      Accounts payable                         $227,908        $192,945
      Accrued compensation                      914,102       1,580,521
      Other accrued liabilities                 462,181         495,679
      Deferred revenue                        9,952,223       9,689,774
        Total current liabilities            11,556,414      11,958,919

    Obligations under capital leases             74,611             ---
    Deferred revenue -- long-term                   ---          44,810

    STOCKHOLDERS' EQUITY
      Common stock, $.001 par value               3,916           3,858
      Treasury stock                            (11,390)            ---
      Additional paid-in capital             10,893,151      10,786,007
      Accumulated comprehensive income          (24,759)         10,981
      Retained deficit                       (3,703,258)     (1,619,909)
        Total stockholders' equity            7,157,660       9,180,937
        Total liabilities and
         stockholders' equity               $18,788,685     $21,184,666



                          DOCUMENT SCIENCES CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                            Three Months Ended         Nine Months Ended
                               September 30,             September 30,
                             2003        2002           2003        2002

    Revenues:
      Initial license
       fees              $1,010,677   $2,730,381    $3,516,170   $6,323,534
      Annual renewal
       license and
       support fees       2,660,336    2,438,126     7,853,812    7,093,244
      Services and other    909,558      826,523     2,940,443    3,074,608
        Total revenues    4,580,571    5,995,030    14,310,425   16,491,386
    Cost of revenues:
      Initial license
       fees                 286,043      544,547       786,524    1,251,296
      Annual renewal
       license and
       support fees         444,889      399,363     1,264,100    1,152,540
      Services and other    700,474      619,533     2,101,459    1,962,661
        Total cost of
         revenues         1,431,406    1,563,443     4,152,083    4,366,497
    Gross margin          3,149,165    4,431,587    10,158,342   12,124,889
    Operating expenses:
      Research and
       development          873,259    1,190,777     3,549,245    3,982,718
      Selling and
       marketing          1,837,325    2,028,392     6,612,282    5,479,969
      General and
       administrative       688,127      693,235     2,070,853    2,309,641
        Total operating
         expenses         3,398,711    3,912,404    12,232,380   11,772,328
    Income (loss) from
     operations            (249,546)     519,183    (2,074,038)     352,561
      Interest and
       other income
       (loss), net          (80,627)      31,848        28,140      101,487
    Income (loss) before
     income taxes          (330,173)     551,031    (2,045,898)     454,048
       Provision for
        income taxes         11,007          ---        37,451          ---
    Net income (loss)     $(341,180)    $551,031   $(2,083,349)    $454,048

    Net income (loss)
     per share -- basic      $(0.09)      $0.14         $(0.54)       $0.12
    Weighted average
     shares used in
     basic calculation    3,900,727    3,838,704     3,883,538    3,845,297

    Net income (loss)
     per share -- diluted    $(0.09)       $0.13        $(0.54)       $0.11
    Weighted average
     shares used in
     diluted calculation  3,900,727    4,199,673     3,883,538    4,279,343




SOURCE  Document Sciences Corporation
    -0-                             10/27/2003
    /CONTACT: Editorial, Jack McGannon of Document Sciences Corporation, +1-760-602-1597, jmcgannon@docscience.com; or Investors, Heidi Flannery of Fi.Comm, +1-503-203-8808, heidi.flannery@ficomm.com, for Document Sciences Corporation/
    /Web site:  http://www.docscience.com /
    (DOCX)

CO:  Document Sciences Corporation
ST:  California
IN:  CPR STW OTC
SU:  ERN